                           SCHEDULE 14A INFORMATION

             Proxy Statement Pursuant to Section 14(a) of the Securities
                       Exchange Act of 1934 (Amendment No.    )

          Filed by the Registrant [X]
          Filed by a Party other than the Registrant [ ]


          Check the appropriate box:

          [ ]  Preliminary Proxy Statement
          [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
          [X]  Definitive Proxy Statement
          [ ]  Definitive Additional Materials
          [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
               Section 240.14a-12

                                WARNER-LAMBERT COMPANY
          .................................................................
                   (Name of Registrant as Specified In Its Charter)

          .................................................................
       (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


          Payment of Filing Fee (Check the appropriate box):

          [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
               14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
          [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
          [ ]  Fee computed on table below per Exchange Act Rules
               14a-6(i)(4) and 0-11.

               1) Title of each class of securities to which transaction applies:

          .................................................................

               2) Aggregate number of securities to which transaction applies:

          .................................................................

               3)  Per unit price or other underlying value of transaction
          computed   pursuant to Exchange Act Rule 0-11 (Set forth the
          amount on which the filing fee is calculated and state how it was determined):

          .................................................................

               4)  Proposed maximum aggregate value of transaction:

          .................................................................

               5)  Total fee paid:

          .................................................................

          [ ]  Fee paid previously with preliminary materials.
          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

               1)   Amount Previously Paid:

          .................................................................

               2)   Form, Schedule or Registration Statement No.:

          .................................................................

               3)   Filing Party:

          .................................................................

               4)   Date Filed:

          .................................................................

                                                               NOTICE OF ANNUAL
                                                               MEETING AND PROXY
                                                               STATEMENT
                                                               -----------------
                                                               1995

                                                               [LOGO]

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS     201 Tabor Road
APRIL 25, 1995                               Morris Plains
- -----------------------------------------    New Jersey 07950


     The Annual Meeting of Stockholders of Warner-Lambert Company ('Warner-Lambert') will be held at the Parsippany Hilton Hotel, One Hilton Court, Parsippany, New Jersey on Tuesday, April 25, 1995, at 10:30 a.m., Eastern Daylight Saving Time, for the following purposes:

1 to  elect a Board of twelve directors of Warner-Lambert to hold office for the ensuing year;
2 to approve the appointment of independent accountants for 1995;
3 to  consider  and  act   upon  a  proposal  of   a  stockholder  relating   to
  Warner-Lambert's director compensation program; and
4 to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors of Warner-Lambert has fixed the close of business on February 24, 1995 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting. A list of the stockholders entitled to vote will be open to the examination of stockholders at Warner-Lambert Company, 35 Waterview Boulevard, Parsippany, New Jersey during ordinary business hours from April 11, 1995 to the date of the meeting.
     Whether or not you plan to attend the meeting in person, please vote, sign and date the enclosed proxy and return it in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible in order that you may be represented at the meeting. If you attend the meeting and wish to vote in person, your Proxy will not be used.
     Admittance Cards are required for attendance at the meeting. If you plan to attend the meeting, please mark the box provided on the Proxy, and an Admittance Card will be sent to you. If you do not wish to send the Proxy, you may enclose your own request in the envelope and receive an Admittance Card.
     Warner-Lambert has approximately 43,000 holders of Common Stock, many of whom own less than 100 shares. To ensure proper representation at the meeting, it is important, however small your holdings, that you vote, sign, date and return your Proxy promptly. Prompt return of your Proxy will reduce expense to Warner-Lambert.

By Order of the Board of Directors

Rae G. Paltiel
Secretary
March 7, 1995

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                                                                         1

PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS OF     201 Tabor Road
WARNER-LAMBERT COMPANY                                    Morris Plains
- -----------------------------------------------------     New Jersey 07950

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Warner-Lambert Company ('Warner-Lambert' or the 'Company') of Proxies to be voted at the Annual Meeting of Stockholders to be held on Tuesday, April 25, 1995, and any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Meeting. The mailing of this Proxy Statement and accompanying form of Proxy to stockholders will commence on March 7, 1995.

GENERAL
The Board of Directors knows of no business which will be presented to the meeting other than the matters referred to in the accompanying Notice of Meeting. However, if any other matters are properly presented to the meeting, it is intended that the persons named in the Proxy will vote the same and act in accordance with their judgment. Shares represented by properly executed Proxies received on behalf of Warner-Lambert will be voted at the meeting in the manner specified therein. If no instructions are specified in a signed Proxy returned to Warner-Lambert, the shares represented thereby will be voted in favor of the election of the directors listed in the enclosed Proxy, in favor of the appointment of Price Waterhouse LLP as independent accountants for 1995 and against the stockholder proposal relating to Warner-Lambert's director compensation program. Any Proxy may be revoked by the person giving it at any time prior to being voted.
     Only holders of Common Stock, $1 par value, whose names appear of record on the books of Warner-Lambert at the close of business on February 24, 1995, are entitled to vote at the meeting. At the close of business on that date there were 134,642,159 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter to be presented at the meeting.
     For purposes of determining the number of votes cast on any matter, only those cast for or withheld from a nominee for director or those cast for or against the other matters to be voted upon are included. Abstentions and broker non-votes are counted only for purposes of determining whether a quorum is present.

ELECTION OF DIRECTORS
Pursuant to authority contained in the By-Laws, the Board of Directors has established the number of directors to be elected at the 1995 Annual Meeting of Stockholders at twelve. Accordingly, a slate of twelve directors, consisting of the persons named below, is to be elected at the meeting to serve for the ensuing year. Each nominee is a director at the present time. No nominee for director is related to any other nominee or officer of Warner-Lambert or its subsidiaries or other affiliates. All nominees were recommended to the stockholders for election at the Annual Meeting by the Board of Directors at its January meeting, based upon a prior recommendation to the Board by the Nominating and Organization Committee. Each nominee will be elected a director by a majority of the votes cast for such nominee.

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      2

[PHOTO OF B. CHARLES AMES]


NOMINEES FOR ELECTION AS DIRECTORS
B. CHARLES AMES
AGE 69  FIRST ELECTED DIRECTOR: 1980

Partner, Clayton, Dubilier & Rice (Investment banking)

Mr. Ames is currently a partner at Clayton, Dubilier & Rice, an investment banking firm. He served as Chairman and Chief Executive Officer of The Uniroyal Goodrich Tire Company from 1988 to 1990. Previously, Mr. Ames served as Chairman of the Board of Acme-Cleveland Corporation from April, 1987 to November, 1987, Chairman of the Board and Chief Executive Officer from 1983 to 1987 and President and Chief Executive Officer from 1981 to 1983. Mr. Ames was President and Chief Executive Officer of Reliance Electric Company from 1976 to December, 1980. He holds a liberal arts degree from Illinois Wesleyan University and an M.B.A. from Harvard University. Mr. Ames is a director of Diamond Shamrock R&M, Inc., M.A. Hanna Company and The Progressive Corporation.



[PHOTO OF DONALD C. CLARK]


DONALD C. CLARK
AGE 63  FIRST ELECTED DIRECTOR: 1984

Chairman of the Board of Household International, Inc.
(Financial services)

Mr. Clark joined Household International, Inc. in 1955 and held various executive positions before serving as President from 1977 to January, 1988, and Chief Executive Officer from 1982 to September, 1994. Mr. Clark has served as Chairman of the Board of Household International since 1984. Mr. Clark received a degree in business administration from Clarkson University and an M.B.A. from Northwestern University. He is a director of Household International, Inc., Ameritech Corporation, Schwitzer Inc., and Scotsman Industries Inc. He is also a director of the Chicago Council on Foreign Relations, the Lyric Opera and the Evanston Hospital Board. Mr. Clark is a member of the Mid America Club, The Conference Board, The Business Roundtable and the Economic Club of Chicago. He also serves as a National Trustee of Northwestern University.


[PHOTO OF LODEWIJK J. R. DE VINK]


LODEWIJK J. R. DE VINK
AGE 50  FIRST ELECTED DIRECTOR: 1991

President and Chief Operating Officer of Warner-Lambert

Mr. de Vink joined Warner-Lambert in 1988 as Vice President and President, International Operations. In April, 1990 he was appointed Executive Vice President and President, U.S. Operations, and in August, 1991 he was elected to his present position as President and Chief Operating Officer. Previously, he was employed by Schering-Plough Corporation in various management and executive positions, advancing to Senior Vice President, Schering International, in 1984 and President, Schering International, in 1986. Mr. de Vink graduated from Nijenrode, The Netherlands School of Business. He holds a B.B.A. from Washburn University and an M.B.A. from American University. Mr. de Vink is Chairman-Elect and a director of the Board

                                                                    [LOGO]
                                                                        3
of Pharmaceutical Research and Manufacturers of America (formerly the Pharmaceutical Manufacturers Association). He is also a director of the National Actors' Theater and Friends of Hassenfeld. Mr. de Vink is a Trustee of
Morristown  Memorial  Hospital  and  the  National  Foundation  for   Infectious
Diseases.



[PHOTO OF JOHN A. GEORGES]


JOHN A. GEORGES
AGE 64  FIRST ELECTED DIRECTOR: 1983

Chairman of the Board and Chief Executive Officer of International Paper (Packaging, paper and forest products)

Mr. Georges joined International Paper in 1979 as Executive Vice President. He was named Vice Chairman in 1980, President and Chief Operating Officer in 1981, President and Chief Executive Officer in 1984, and Chairman of the Board and Chief Executive Officer in 1985. Mr. Georges received a B.S. in chemical engineering from the University of Illinois and holds an M.S. in business administration from Drexel University. Mr. Georges is a director of International Paper, AK Steel Corporation, Ryder System, Inc. and Scitex Corporation. He is a Board member of and Trustee of the Public Policy Institute of The Business Council of New York State and a member of The Business Council, The Business Roundtable and the Trilateral Commission. Mr. Georges is also a Trustee of Drexel University and a member of the Advisory Committee for Trade Policy and Negotiations.


[PHOTO OF MELVIN R. GOODES]


MELVIN R. GOODES
AGE 59  FIRST ELECTED DIRECTOR: 1985

Chairman of the Board and Chief Executive Officer of Warner-Lambert

Mr. Goodes joined Warner-Lambert in 1965 and held various managerial and executive positions, serving as President, Warner-Lambert Mexico from 1970 to 1976, President, Pan-American Zone, from 1976 to 1977, President, Pan-American/Asian Zone, from 1977 to 1979 and President, Consumer Products Division, from 1979 to 1983. Mr. Goodes was elected Vice President in 1977, Senior Vice President in 1980, Executive Vice President and President, U.S. Operations, in 1984 and President and Chief Operating Officer in 1985. In August, 1991, he was elected to his current position as Chairman of the Board and Chief Executive Officer. Mr. Goodes is a graduate of Queen's University, Kingston, Ontario, Canada, of which he is currently a Trustee, and received an M.B.A. from the University of Chicago. He is a director of Ameritech Corporation, Chemical Bank, Chemical Banking Corporation and Unisys Corporation. He is also a director of the International Executive Service Corps and the New Jersey Performing Arts Center. Mr. Goodes is a member of the Industry Policy Advisory Committee, The Conference Board and the Advisory Board of the American Paralysis Association. He is a director and a member of the Executive Committee of the National Council on Economic Education and a Trustee of the University of Chicago Council of the Division of Biological Sciences.

    [LOGO]
       4

[PHOTO OF WILLIAM H. GRAY III]

WILLIAM H. GRAY III
AGE 53  FIRST ELECTED DIRECTOR: 1991

President of the United Negro College Fund

Mr. Gray was appointed President of the United Negro College Fund in September, 1991. He has also served as the Senior Minister of the Bright Hope Baptist Church since 1963. From 1968 through 1972, Mr. Gray was a lecturer at Jersey City State College, Rutgers University and Montclair State College. He was an Assistant Professor and a director of St. Peter's College from 1970 to 1974. Mr. Gray served as a Congressman from the Second District of Pennsylvania from 1979 to 1991. During his tenure, he was Chairman of the House Budget Committee, a member of the Appropriations Committee, Chairman of the House Democratic Caucus and Majority Whip. Mr. Gray received a B.A. from Franklin and Marshall College, a Master of Theology from Drew Theological Seminary and a Master of Theology from Princeton Theological Seminary. He is a director of Chase Manhattan
Corporation, Lotus Development Corp., Municipal Bond Investors Assurance Corporation, The Prudential Insurance Company of America, Rockwell International Corp., Union Pacific Corporation and Westinghouse Electric Corporation.


[PHOTO OF WILLIAM R. HOWELL]

WILLIAM R. HOWELL
AGE 59  FIRST ELECTED DIRECTOR: 1983

Chairman of the Board of J.C. Penney Company, Inc. (Retailing)

Mr. Howell joined J.C. Penney Company, Inc. in 1958. After holding various management positions, he became Western Regional Vice President in 1976 and a Senior Vice President and Director of Merchandising and Marketing in 1979. Mr. Howell was elected Executive Vice President and Board member in 1981, Vice Chairman of the Board in 1982 and Chief Executive Officer in 1983. Mr. Howell has served as Chairman of the Board of J.C. Penney since 1983. Mr. Howell holds a degree in business management from the University of Oklahoma. Mr. Howell is a director of J.C. Penney Company, Inc., Bankers Trust New York Corporation, Bankers Trust Company, Exxon Corporation, and Halliburton Company. He is a Trustee of the National Urban League and a member of the Board of Governors of United Way of America and The Business Council.


[PHOTO OF LASALLE D. LEFFALL, JR., M.D.]


LASALLE D. LEFFALL, JR., M.D.
AGE 64  FIRST ELECTED DIRECTOR: 1988

Charles R. Drew Professor and Chairman, Department of Surgery, Howard University College of Medicine; Professorial Lecturer in Surgery, Georgetown University

Dr. Leffall has served as Professor and Chairman of the Department of Surgery at Howard University College of Medicine since 1970. In March, 1992, he was named the Charles R. Drew Professor of Surgery. He is also a Professorial Lecturer in Surgery at Georgetown University. He received a B.S. from Florida A&M and an M.D. from Howard University. Dr. Leffall is a director of Mutual of America and Tyco Toys, Inc. and a consultant to the National Cancer Institute. In

                                                                    [LOGO]
                                                                       5
addition, he is a Diplomate of the American Board of Surgery and a Fellow of the American College of Surgeons and of the American College of Gastroenterology. Dr. Leffall is also a member of the National Urban League, the National
Association for Advancement of Colored People, the Young Men's Christian Association, Cosmos Club and Greater Washington Research Center.


[PHOTO OF PATRICIA SHONTZ LONGE, Ph.D.]


PATRICIA SHONTZ LONGE, Ph.D.
AGE 61  FIRST ELECTED DIRECTOR: 1975

Economist; Senior Partner of The Longe Company (Economic consulting and investments)

Dr. Longe received a B.S. and an M.B.A. from the University of Detroit and a Ph.D. in economics from Wayne State University. Dr. Longe has been an economist since 1963. She served as Professor of Business Administration at the University of Michigan from 1973 to 1986 and as Adjunct Professor of Business Administration from 1986 to 1988. Dr. Longe has been a Senior Partner of The Longe Company, an economic consulting and investment firm, since 1981. She is a director of Comerica Incorporated, Comerica Bank & Trust, F.S.B., The Detroit Edison Company, Jacobson Stores, Inc., The Kroger Co. and The Immokalee Foundation, Inc.


[PHOTO OF LAWRENCE G. RAWL]


LAWRENCE G. RAWL
AGE 66  FIRST ELECTED DIRECTOR: 1986

Retired Chairman of the Board and Chief Executive Officer of Exxon Corporation (Crude oil, natural gas and petroleum products)

Mr. Rawl joined Exxon Corporation in 1952 and held various positions in domestic operations and corporate headquarters activities. In 1973, he became Senior Vice President of Exxon Company, U.S.A. and in 1976, he became Executive Vice President. He was elected Executive Vice President of Esso Europe Inc. in 1978, Senior Vice President of Exxon Corporation in 1980, President in 1985 and Chairman of the Board and Chief Executive Officer in 1987, which position he held until his retirement in 1993. Mr. Rawl received a B.S. in petroleum engineering from the University of Oklahoma. He is a director of Champion International Corporation, Texas Commerce Bancshares, Inc. and the Texas Medical Center. He is a member of The University Cancer Foundation Board of Visitors of Texas MD Anderson Cancer Center, the University of Oklahoma Foundation and the Dallas County Salvation Army Advisory Board.

    [LOGO]
       6

[PHOTO OF MICHAEL I. SOVERN]

MICHAEL I. SOVERN
AGE 63 FIRST ELECTED DIRECTOR: 1993

President Emeritus and Chancellor Kent Professor of Law, Columbia University

Mr. Sovern joined the faculty of Columbia University in 1957, became a full professor in 1960 and has been Chancellor Kent Professor of Law since 1977. He served as Columbia Law School's seventh Dean from 1970 to 1979 and as Executive Vice President and Provost of the University from 1979 to 1980. Mr. Sovern served as President of Columbia University from 1980 to 1993, when he became President Emeritus. He received his A.B. degree from Columbia College and LL.B. from Columbia University Law School. Mr. Sovern is a director of American Telephone and Telegraph Company, Chemical Bank, Chemical Banking Corporation, the Greater New York Insurance Group and Orion Pictures Corporation. He is also Chairman of the Japan Society and of the American Academy in Rome, and serves on the boards of the Asian Cultural Council, the Schubert Foundation and Organization, Channel Thirteen, the NAACP Legal Defense and Education Fund and the Henry J. Kaiser Family Foundation. Mr. Sovern is also an advisor to the Board of Sequa Corporation.


[PHOTO OF JOSEPH D. WILLIAMS]


JOSEPH D. WILLIAMS
AGE 68  FIRST ELECTED DIRECTOR: 1973

Consultant; Retired Chairman of the Board and Chief Executive Officer of Warner-Lambert

Mr. Williams joined Parke, Davis & Company in 1950 and served in various sales, marketing and executive positions before becoming President and Chief Executive Officer of Parke, Davis in 1973. In 1976, he was elected Executive Vice President and President, Pharmaceutical Group, of Warner-Lambert. Mr. Williams was elected President of Warner-Lambert in 1979, Chief Operating Officer in 1980 and Chairman of the Board and Chief Executive Officer in 1985, which position he retained until his retirement in 1991. Mr. Williams holds a B.S. in chemistry and pharmacy from the University of Nebraska College of Pharmacy. He is a director of American Telephone and Telegraph Company, Exxon Corporation, J.C. Penney Company, Inc., Thrift Drug, Inc. and the Wyatt Company. Mr. Williams is also a director of Rockefeller Financial Services, Inc., Rockefeller Company, Inc., Therapeutic Antibodies Inc., Project Hope and the United Negro College Fund. He is also Chairman of the New Jersey Commission on Higher Education.

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                                                                         7

SECURITY OWNERSHIP OF OFFICERS AND DIRECTORS
The following table sets forth information, as of February 10, 1995, regarding beneficial ownership of Warner-Lambert Common Stock by each director and nominee, each of the executive officers named in the Summary Compensation Table and all directors and executive officers as a group:

                                                                               NUMBER OF COMMON
                                                                                  SHARES AND
                                   NAME                                     SHARE EQUIVALENTS(1)(2)
- --------------------------------------------------------------------------  ----------------------
B. Charles Ames                                                                        28,234
Donald C. Clark                                                                        16,860
Lodewijk J. R. de Vink                                                                142,535(3)
John A. Georges                                                                         4,000
Melvin R. Goodes                                                                      181,435(3)
William H. Gray III                                                                     2,329
William R. Howell                                                                       2,400
Ernest J. Larini                                                                       36,707(3)
LaSalle D. Leffall, Jr.                                                                 4,924
Patricia Shontz Longe                                                                   5,000
Lawrence G. Rawl                                                                       15,944
Paul S. Russell
  (Retiring 4/95)                                                                      19,655
Joseph E. Smith                                                                       124,300(3)
Michael I. Sovern                                                                       2,000
John F. Walsh                                                                         140,925(3)
Joseph D. Williams                                                                     23,011
All executive officers and directors as a group (33)                                1,464,145(3)

- --------------------------------------------------------------------------------

(1) As of February 10, 1995, all executive officers and directors as a group owned approximately 1.09% of the outstanding shares of Common Stock.

(2) Each of the above persons has (or will have upon the exercise of options exercisable within sixty days) sole voting and investment power with respect to all shares shown as beneficially owned by such person, except for an aggregate of 22,000 shares granted to the non-employee directors named above, pursuant to the Restricted Stock Plan for Directors of Warner-Lambert Company, as to which each director has the power to direct the vote of the shares granted to such person. In addition, the shareholdings listed above for Mr. Ames, Mr. Clark, Mr. Gray, Dr. Leffall, Mr. Rawl and Dr. Russell (who, in accordance with Warner-Lambert's By-Laws, will retire from the Board in April, 1995) include shares of Common Stock equivalents in the amounts of 15,734, 12,618, 225, 2,606, 9,823 and 17,655, respectively, held pursuant to Warner-Lambert's deferred compensation arrangements for non-employee directors; and the shareholdings listed above for Mr. de Vink, Mr. Goodes, Mr. Larini, Mr. Smith and Mr. Walsh include shares of Common Stock and Common Stock equivalents in the amounts of 280, 88,209, 2,508, 247 and 3,639, respectively, held pursuant to Warner-Lambert's benefit plans.

(3) Includes shares subject to options or rights granted pursuant to the Company's stock plans exercisable within sixty days after February 10, 1995, held by Mr. de Vink, Mr. Goodes, Mr. Larini, Mr. Smith, Mr. Walsh and all executive officers and directors as a group, in the amounts of 136,124 shares, 75,283 shares, 32,351 shares, 117,424 shares, 126,187 shares and 1,147,545 shares, respectively.

     Warner-Lambert believes that stock ownership by its executive officers is important to promote an identification of the interests of Management with Warner-Lambert's stockholders. Accordingly, in 1994, Warner-Lambert established stock ownership goals for its key members of Management with the intent that each individual invest a certain dollar amount in shares of Warner-Lambert Common Stock equal to a multiple (by position level) of the salary for such individual. It is expected that each officer will fully achieve the goal by the end of an eight-year period. For purposes of this program, the amount of shares of Common Stock held by the officer includes shares held directly and indirectly, shares and

    [LOGO]
       8
share equivalents held under Warner-Lambert's benefit plans, 50% of vested, unexercised stock options and 50% of restricted stock.

     Section   16(a)   of  the   Securities  Exchange   Act  of   1934  requires
Warner-Lambert's officers and directors, and persons who own more than ten percent of a registered class of Warner-Lambert's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Warner-Lambert believes that during 1994 all Section 16(a) filing requirements applicable to its officers and directors were complied with, except that there was inadvertently omitted from a Form 5 filing on behalf of Mr. Lawrence G. Rawl, a director of Warner-Lambert, the acquisition of 51 shares of Common Stock pursuant to the reinvestment of cash dividends through the Company's Dividend Reinvestment Program. The Form 5 filing has been amended accordingly.

SECURITY OWNERSHIP OF WARNER-LAMBERT

The following table sets forth information with respect to the persons known to Warner-Lambert to own beneficially more than 5% of Warner-Lambert Common Stock, as of December 31, 1994:

                                                                                         AMOUNT AND
                                                                                         NATURE OF
                                NAME AND ADDRESS OF                                      BENEFICIAL       PERCENT
                                 BENEFICIAL OWNER                                        OWNERSHIP        OF CLASS
- ------------------------------------------------------------------------------------------------------------------

The Capital Group Companies, Inc.
333 South Hope Street
Los Angeles, California 90071                                                               8,039,800(1)    5.98%

FMR Corp.
82 Devonshire Street
Boston, Massachusetts 02109                                                                 7,337,637(2)    5.45%
- ------------------------------------------------------------------------------------------------------------------

(1) As reported in Amendment No. 1 to Schedule 13G filed with the Securities and Exchange Commission (the 'SEC') by The Capital Group Companies, Inc. ('CG'), Capital Guardian Trust Company and Capital Research and Management Company, operating subsidiaries of CG, exercised, as of December 31, 1994, investment discretion with respect to 800 and 8,039,000 shares, respectively. CG has advised that with respect to all of such shares, its subsidiaries act as investment managers for various institutional investors and that it disclaims beneficial interest in such shares.

(2) As reported in Schedule 13G filed with the SEC by FMR Corp. ('FMR'), FMR, through its subsidiaries and affiliates, exercised, as of December 31, 1994, sole voting power with respect to 1,192,269 of such shares and sole dispositive power with respect to 7,337,637 of such shares. FMR has advised that with respect to all of such shares, its subsidiaries and affiliates act as investment managers for various institutional accounts.

COMMITTEES OF THE BOARD

Warner-Lambert has an Executive Committee, an Audit Committee, a Compensation Committee, a Nominating and Organization Committee, a Retirement and Savings Plan Committee (U.S.), a Corporate Public Policy Committee and a Science and Technology Committee of the Board of Directors. The members of the Executive Committee are Mr. Joseph D. Williams (Chairman), Mr. Lodewijk J. R. de Vink, Mr. John A. Georges, Mr. Melvin R. Goodes, Dr. Patricia Shontz Longe and Mr. Lawrence G. Rawl. This Committee, which did not meet during 1994, has the authority to exercise all of the powers of the Board of Directors except that this Committee may not (1) approve acquisitions, capital expenditure requests or divestitures involving more than $20,000,000, (2) amend Warner-Lambert's Certificate of Incorporation or By-Laws, (3) declare a dividend or (4) authorize the issuance of stock of Warner-Lambert. The Executive Committee also has the authority to review

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                                                                         9

Warner-Lambert's financial policies and procedures and make recommendations to the Board of Directors with respect to dividend policy, corporate financing and related matters.

     The members of the Audit Committee are Mr. B. Charles Ames (Chairman), Mr. John A. Georges, Mr. William H. Gray III, Mr. Lawrence G. Rawl and Mr. Michael
I. Sovern. This Committee, which met four times during 1994, is responsible for meeting with Warner-Lambert's independent accountants to review the proposed scope of the annual audit of Warner-Lambert's financial statements; reviewing the findings of the independent accountants upon completion of the annual audit; reporting to the Board of Directors with respect to its meetings with the independent accountants; and supervising the implementation of Warner-Lambert's Management Integrity Policy and reporting annually to the Board of Directors with respect thereto.

     The members of the Compensation Committee are Mr. Donald C. Clark (Chairman), Mr. John A. Georges, Mr. William R. Howell, and Mr. Lawrence G. Rawl. This Committee, which met six times during 1994, is responsible for administering the Incentive Compensation Plan, the Supplemental Pension Income Plan and Warner-Lambert's stock plans, and has limited authority to adopt amendments to the foregoing plans. This Committee is also responsible for recommending to the Board of Directors the salaries to be paid to the Chairman and the President of Warner-Lambert, and reviewing and approving the salaries to be paid to certain other officers of Warner-Lambert.

     The members of the Nominating and Organization Committee are Dr. LaSalle D. Leffall, Jr. (Chairman), Mr. B. Charles Ames, Mr. Donald C. Clark, Mr. William
H. Gray III, Dr. Paul S. Russell and Mr. Joseph D. Williams. This Committee, which met two times in 1994, is responsible for recommending to the Board of Directors the names of qualified persons to be nominated for election or re-election as directors of Warner-Lambert, the membership and Chairman of each Board Committee and the persons to be elected or re-elected Chairman of the Board, Chief Executive Officer, President and Chief Operating Officer of Warner-Lambert. The Committee will consider suggestions for Board membership submitted by stockholders in accordance with the notice provisions and procedures set forth in Warner-Lambert's By-Laws. Proposals for the nomination of directors must include the biographical information required by Warner-Lambert's By-Laws, together with the written consent of the proposed nominee to so serve, if elected. This Committee is also responsible for administering the Restricted Stock Plan for Directors of Warner-Lambert Company. Mr. Williams does not act upon any matters for which he would not qualify as a 'disinterested person' as defined under Rule 16b-3 promulgated pursuant to Section 16 of the Securities Exchange Act of 1934.

     The members of the Retirement and Savings Plan Committee (U.S.) are Dr. Patricia Shontz Longe (Chairman), Mr. Donald C. Clark, Mr. John A. Georges, Mr. William R. Howell and Mr. Michael I. Sovern. This Committee, which met three times during 1994, has limited authority to adopt amendments to the domestic retirement and savings plans of Warner-Lambert and its domestic subsidiaries (collectively, the 'Plans'), including the Warner-Lambert Retirement Plan, the Warner-Lambert Savings and Stock Plan, the Warner-Lambert Excess Savings Plan and the Warner-Lambert Long Term Disability Benefits Plan, and has responsibility with respect to such Plans to monitor and report on the selection and termination of trustees and investment managers and on their individual investment activity and performance, to review the reports of the independent accountants with respect to the Plans, to approve pensions for individual employees which are separate from any benefit plan

    [LOGO]
      10
and to implement the overall asset allocation guidelines, as established by the Board of Directors.

     The members of the Corporate Public Policy Committee are Mr. William R. Howell (Chairman), Mr. Donald C. Clark, Dr. LaSalle D. Leffall, Jr., Dr.
Patricia Shontz Longe, Dr. Paul S. Russell and Mr. Joseph D. Williams. This Committee, which met three times in 1994, is responsible for reviewing periodic reports on the contribution activities of Warner-Lambert, reports on equal employment opportunity and related matters and reports on public affairs programs of Warner-Lambert and issues of social concern, and for making recommendations to the Board of Directors in such areas.

     The members of the Science and Technology Committee are Dr. Paul S. Russell (Chairman), Mr. B. Charles Ames, Mr. William H. Gray III and Dr. LaSalle D. Leffall, Jr. This Committee, which met three times in 1994, is responsible for receiving and reviewing periodic reports on technological developments and activities, reports on new and enhanced manufacturing technologies and productivity improvements and reports on employee safety and environmental protection, and for making recommendations to the Board of Directors in specific areas of science and technology.

     The Warner-Lambert Board of Directors met ten times during 1994. Each director of Warner-Lambert standing for re-election who was a director during 1994 attended at least 83% of the total meetings of the Board of Directors and the Committees of the Board on which he or she served. The average attendance rate for 1994 for all directors standing for re-election was approximately 97%.

DIRECTORS' COMPENSATION

All non-employee directors of Warner-Lambert receive an annual fee of $35,000 and a fee of $1,000 for attendance at each meeting of the Board or Committee of the Board of Directors, as well as for attendance at or participation in special meetings and other Board-related activities, and are reimbursed for expenses incurred in connection therewith. In addition, each member of the Executive Committee who is not an employee receives an annual fee of $4,000 in lieu of a fee for attendance at the first four meetings of the Executive Committee. Directors may elect to defer receipt of their fees.

     The Warner-Lambert Directors' Retirement Plan provides that each director who (1) is not an officer or employee of Warner-Lambert, (2) has completed a total of five years of membership on the Board of Directors and (3) retires from the Board of Directors at age 70 will receive an annual retirement benefit for life equal to the annual directors' fee in effect prior to the director's retirement, reduced by the amount of any benefit payable to such director from the Warner-Lambert Retirement Plan or the Warner-Lambert Supplemental Pension Income Plan. In the event of a change in control of Warner-Lambert (as defined in such plan), each director who has completed or shall complete five years of membership on the Board of Directors shall be entitled to receive a retirement benefit commencing at age 70. Non-employee directors are also eligible to participate in Warner-Lambert's Group Life Insurance, Medical, Dental and Accidental Death and Dismemberment Plans.

     Warner-Lambert has consulting arrangements with two non-employee directors who are standing for re-election to provide services to Warner-Lambert in specialized fields. Non-employee director/consultants may elect to defer receipt of any amounts to be paid in connection with their consulting services. For 1994, amounts paid to or deferred for the

                                                                    [LOGO]
                                                                       11
benefit of Mr. B. Charles Ames and Mr. Joseph D. Williams, pursuant to such consulting arrangements, were $10,000 and $200,000, respectively.

     The provisions of the Warner-Lambert Company 1992 Stock Plan relating to deferred compensation for directors permit non-employee directors to elect to defer their directors' annual fees, meeting attendance fees and consulting fees, and such deferred amounts are credited to an account which accrues interest annually or to a Warner-Lambert Common Stock equivalent account which is credited as of the day the deferred fees would have been payable with stock credits equal to the number of shares of Common Stock that could have been purchased with the amount of such deferred fees. The provisions of the 1992 Stock Plan relating to directors' deferred compensation provide that all amounts which participating directors had previously elected to defer are payable immediately following a change in control of Warner-Lambert (as defined in such plan).

     Pursuant to the Restricted Stock Plan for Directors of Warner-Lambert Company, each non-employee director of Warner-Lambert receives a grant of 2,000 shares of Common Stock, subject to certain restrictions. The director is not entitled to delivery of the share certificate and the shares are subject to transfer restrictions for a period from the date of grant until the earliest to occur of certain specified events. If the director remains a member of the Board for the entire period during which the restrictions apply, the restrictions will lapse with respect to one-tenth of the shares of Common Stock for each full year of service as a director. In the event of a change in control of Warner-Lambert (as defined in such plan), the Restricted Stock Plan provides that the directors will receive the full value of the shares previously granted by delivery of a cash payment in lieu thereof. Subject to the foregoing, the director has the rights and privileges of a stockholder as to such Common Stock, including the right to receive dividends and the right to vote the shares of Common Stock.

    [LOGO]
      12

SUMMARY COMPENSATION TABLE

The following table provides a summary of cash and non-cash compensation for each of the last three completed fiscal years ended December 31, 1994, 1993 and 1992 with respect to Warner-Lambert's Chief Executive Officer and the other four most highly compensated executive officers of the Company:

                           SUMMARY COMPENSATION TABLE

                                                                        LONG - TERM COMPENSATION
                                                                 --------------------------------------
                                     ANNUAL COMPENSATION                 AWARDS             PAYOUTS
                                    --------------------         ----------------------  --------------
           a              b       c         d           e            f           g             h                  i
- ----------------------------------------------------------------------------------------------------------------------------
                                                                             SECURITIES
                                                                 RESTRICTED  UNDERLYING
                                                   OTHER ANNUAL    STOCK      OPTIONS/        LTIP            ALL OTHER
   NAME AND PRINCIPAL           SALARY    BONUS    COMPENSATION    AWARDS       SARS        PAYOUTS(2)      COMPENSATION(3)
        POSITION         YEAR    ($)       ($)         ($)          ($)         (#)           ($)                ($)
- ----------------------------------------------------------------------------------------------------------------------------

Melvin R. Goodes
Chairman of the Board    1994  $866,250  $820,000     --            --          45,000      $176,375           $58,493
and Chief Executive      1993   820,000   586,000     --            --          45,000       255,000            49,453
Officer                  1992   765,000   800,000     --            --         230,750(1)    255,000            29,924

Lodewijk J.R. de Vink(4) 1994   573,500   543,000     --            --          26,750       124,500            17,866
President and Chief      1993   542,667   413,000     --            --          26,750       150,000            10,805
Operating Officer        1992   495,667   500,000     --            --         116,450(1)    150,000             6,819

John F. Walsh(5)
Executive Vice
President; President,    1994   398,333   320,000     --            --          21,100       103,750            20,180
Consumer Healthcare      1993   377,500   320,000     --            --          19,250       120,000            24,646
Sector                   1992   337,750   285,000     --            --          85,150(1)    120,000            13,727

Joseph E. Smith(6)       1994   404,000   169,000     --            --          12,500       103,750            46,586
Vice President, External 1993   402,083   158,200     --            --          19,250       150,000            47,740
Relations                1992   369,500   285,000     --            --          67,750(1)    141,600            36,599

Ernest J. Larini(7)      1994   300,967   243,000     --            --          17,500        51,875            10,380
Vice President and Chief 1993   278,400   197,000     --            --          15,500        60,000             9,951
Financial Officer        1992   228,167   170,000     --            --          64,500(1)     60,000             9,266
- ----------------------------------------------------------------------------------------------------------------------

(1) In 1992, the Compensation Committee awarded a special stock option to a select group of senior management as incentive to take prudent risks to maximize shareholder value and to further link their success to corporate performance. The exercise price of 50% of this option is equal to the market price on the date of grant. The exercise price of the remaining 50% of such grant is indexed to the S&P 500 for the first four years of the grant. Thus, with respect to such portion of the grant, the market price of Warner-Lambert stock must exceed the growth of the S&P 500 in order for the individual recipient's stock option to have any value during the first four years of its term. These stock options vest at a rate of 10% in 1996, 20% in 1997, 30% in 1998 and 40% in 1999, with each option expiring in 2002.

(2) Long-term cash performance bonuses provide for cash dollar awards contingent on the attainment of certain earnings per share ('EPS') performance levels during the three-year period subsequent to the grant and pay out in the year following such performance period. In January 1994, the method of payment for long-term bonus awards was modified. As a result, the long-term bonuses for the three-year performance period ended December 31, 1994 are payable following such period in part based on Warner-Lambert's achievement of a specific cumulative average EPS growth rate and in part based upon Warner-Lambert's achievement of a certain cumulative average EPS growth rate, compared to the median EPS growth of a select group of companies in the industries in which Warner-Lambert competes. The amounts shown in column (h) above represent the long-term bonuses paid in 1994, 1993 and 1992, respectively, to the executive officers named in the Summary Compensation Table for each of the three-year performance periods ending prior to such years. The long-term bonus payable for the performance period 1992-1994 will be determined following the appropriate calculations to determine EPS growth from ongoing operations and will be reported following actual payout, which is scheduled to take place in May, 1995.

(3) All Other Compensation consists of the following: (i) annual Company contributions to the Savings and Stock Plan and the Excess Savings Plan for 1994, 1993 and 1992, as follows: Mr. Goodes $47,760, $29,266 and $29,924; Mr. de
Vink $14,849, $7,255  and $6,819; Mr.  Walsh $13,280, $11,232  and $13,727;  Mr.
Smith $14,810, $11,368 and $9,124;

                                                                     [LOGO]
                                                                       13
and Mr. Larini $8,123, $6,289 and $9,266, respectively; and (ii) the above-market interest on deferred annual bonuses for 1994, 1993 and 1992, as follows: Mr. Goodes: $10,733, $20,187 and $0; Mr. de Vink $3,017, $3,550 and $0;
Mr.  Walsh $6,900,  $13,414 and  $0; Mr.  Smith $4,301,  $8,897 and  $0; and Mr.
Larini $2,257, $3,662 and $0, respectively. The annual bonus was payable for such years, but deferred at the election of the named executive officer, in accordance with the provisions of the Warner-Lambert Incentive Compensation Plan. According to the terms of such Plan, such deferred bonuses accrue interest that is automatically credited to the officer's account and is not currently paid or payable.

With respect to Mr. Smith, All Other Compensation also includes the amount of interest Mr. Smith would have been required to pay had his $250,000 loan from the Company (described on page 20) been made at the market interest rate in effect at the time the loan was consummated for 1994, 1993 and 1992, as follows:
$27,475, $27,475 and $27,475, respectively.

(4) Effective  January  1,   1994,  Mr.  de   Vink  assumed  responsibility  for
Warner-Lambert's Pharmaceutical Sector.

(5) From January 1, 1992 through November, 1994, Mr. Walsh served as President, Consumer Products Sector. Effective December 1, 1994, Mr. Walsh was named President, Consumer Healthcare Sector.

(6) Mr. Smith served as President, Pharmaceutical Sector, from January 1, 1992 through 1993. Effective January 1, 1994, Mr. Smith was named Vice President, External Relations.

(7) Mr. Larini served as Vice President and Controller until June 1992 and Vice President, Financial Administration, until November 1992. Effective November 1, 1992, Mr. Larini was named Vice President and Chief Financial Officer.

CHIEF EXECUTIVE OFFICER'S AND PRESIDENT'S EMPLOYMENT AGREEMENTS

In 1985, Warner-Lambert entered into an employment agreement with Mr. Goodes. In 1991, Warner-Lambert entered into an employment agreement with Mr. de Vink. The agreement with Mr. Goodes, which was amended in 1991, terminates May 1, 2000, and the agreement with Mr. de Vink provides for an initial term of five years, which term will be automatically extended for an additional year at the end of each year of the term until Mr. de Vink's retirement. The agreements provide for minimum annual salaries which may be increased annually based upon the average salary increase of those officers of Warner-Lambert whose names appear in the Annual Report. Mr. Goodes' and Mr. de Vink's respective salaries are generally reviewed by the Compensation Committee in January of each year. Pursuant to the terms of the agreements, Mr. Goodes and Mr. de Vink are also entitled to participate in the Incentive Compensation Plan as well as the other compensation and benefit programs available to officers of Warner-Lambert at their respective levels.

    [LOGO]
     14

OPTION/SAR GRANT TABLE

The following table sets forth information concerning grants of stock options and stock appreciation rights during 1994 to the Company's Chief Executive Officer and the other four most highly compensated executive officers:

                           OPTION/SAR GRANTS IN 1994

                                                                                               GRANT DATE
                                                 INDIVIDUAL GRANTS                          PRESENT VALUE(1)
                            ------------------------------------------------------------     --------------
           a                     b                c                d              e                f
- -----------------------------------------------------------------------------------------------------------
                             NUMBER OF        % OF TOTAL
                             SECURITIES      OPTIONS/SARS
                             UNDERLYING       GRANTED TO      EXERCISE OR
                            OPTIONS/SARS     EMPLOYEES IN     BASE PRICE      EXPIRATION
          NAME              GRANTED (#)(2)       1994           ($/SH)           DATE
- -----------------------------------------------------------------------------------------------------------

Melvin R. Goodes               45,000            2.79%          $73.5625        10/24/04       $1,134,540
Lodewijk J. R. de Vink         26,750            1.66%           73.5625        10/24/04          674,421
John F. Walsh                  21,100            1.31%           73.5625        10/24/04          531,973
Joseph E. Smith                12,500             .78%           73.5625        10/24/04          315,150
Ernest J. Larini               17,500            1.09%           73.5625        10/24/04          441,210
- -----------------------------------------------------------------------------------------------------------

(1) Present value determinations were made using a Black-Scholes option pricing model based on the following assumptions: expected volatility is based on a five-year average of weekly stock prices for the period 1990-1994; risk-free rate of return is based on the current ten-year Treasury note rate; dividend yield is based on the dividends paid on Warner-Lambert's Common Stock for the five-year period 1990-1994; and options are held for the full ten-year term. The actual value an executive officer receives is dependent on future stock market conditions, and there can be no assurance that the amounts reflected in column
(f) of the Option/SAR Grants Table will actually be realized. No gain to the executive officer is possible without an appreciation in stock value which will benefit all stockholders commensurately.

(2) Stock options entitle the holder to purchase shares of Common Stock at a price which is equal to the fair market value per share for such stock on the date the stock option was granted. Payment of this price is made in cash or, with the consent of the Compensation Committee, in whole or in part, in Common Stock or other consideration. Stock options become exercisable over a four-year period (beginning one year after the date of grant) in four equal installments. No stock option may be exercised after the expiration of ten years from the date of grant. In the event of a change in control of Warner-Lambert (as defined in the stock option plans), (i) the ability to exercise stock options is accelerated, (ii) amounts payable upon exercise of stock appreciation rights will be determined by reference, among other things, to the price pursuant to which the change in control was effected, (iii) amounts payable upon the exercise of stock appreciation rights will be in the form of cash and (iv) limited stock appreciation rights are provided to the grantees of stock options.

                                                                    [LOGO]
                                                                       15

OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE

The following table sets forth individual exercises of stock options and stock appreciation rights ('SARs') during 1994 by the Company's Chief Executive Officer and the other four most highly compensated executive officers and provides information related to stock option and SAR values:

                    AGGREGATED OPTION/SAR EXERCISES IN 1994
                         AND YEAR-END OPTION/SAR VALUES

           a                     b               c                 d                  e
- -------------------------------------------------------------------------------------------------
                                                               NUMBER OF          VALUE OF
                                                              SECURITIES         UNEXERCISED
                                                              UNDERLYING        IN-THE-MONEY
                                                              UNEXERCISED       OPTIONS/SARS
                                                               OPTIONS/        AT YEAR-END ($)
                              SHARES                            SARS AT         ($77.125 PER
                            ACQUIRED ON                      YEAR-END (#)          SHARE)
                             EXERCISE          VALUE         EXERCISABLE/       EXERCISABLE/
          NAME                  (#)         REALIZED ($)     UNEXERCISABLE      UNEXERCISABLE
- -------------------------------------------------------------------------------------------------

Melvin R. Goodes               40,000        $2,377,500          188,133/        $ 6,362,148/
                                                                 286,625           1,800,840

Lodewijk J. R. de Vink              0                 0          136,124/          3,588,543/
                                                                 200,826           2,791,261

John F. Walsh                  12,500           647,063          126,187/          4,234,193/
                                                                 114,063             718,811

Joseph E. Smith                     0                 0           94,924/          2,320,728/
                                                                 155,501           3,146,516

Ernest J. Larini                  500            28,500           33,351/            603,620/
                                                                  88,025             548,577
- -------------------------------------------------------------------------------------------------

    [LOGO]
      16

LONG-TERM INCENTIVE PLAN AWARDS TABLE

The following table indicates long-term incentive awards granted in 1994 to the Company's Chief Executive Officer and the other four most highly compensated executive officers:

                   LONG-TERM INCENTIVE PLAN-AWARDS IN 1994(1)

                                                                      ESTIMATED FUTURE PAYOUTS UNDER
                                                                       NON-STOCK PRICE BASED PLANS
                                                              ----------------------------------------------
              a                      b              c             d            e           f           g
 -----------------------------------------------------------------------------------------------------------
                                               PERFORMANCE
                                 NUMBER OF      OR OTHER
                                  SHARES,        PERIOD
                                 UNITS OR         UNTIL         BELOW
                                   OTHER       MATURATION     THRESHOLD    THRESHOLD     TARGET     MAXIMUM
            NAME                RIGHTS (#)(1)   OR PAYOUT        ($)          ($)         ($)         ($)
- ------------------------------------------------------------------------------------------------------------

Melvin R. Goodes                  $220,000       3 Years          0        $110,000     $220,000   $440,000

Lodewijk J. R. de Vink            $170,000       3 Years          0          85,000      170,000    340,000

John F. Walsh                     $120,000       3 Years          0          60,000      120,000    240,000

Joseph E. Smith                   $ 80,000       3 Years          0          40,000       80,000    160,000

Ernest J. Larini                  $100,000       3 Years          0          50,000      100,000    200,000
- --------------------------------------------------------------------------------------------------------------

(1) The Warner-Lambert Incentive Compensation Plan provides for dollar target awards, rather than shares, units or other rights. The dollar target awards shown above in column (b) reflect the potential value of long-term incentive awards granted in 1994 to the named executives under the Warner-Lambert Incentive Compensation Plan at a target level of 100%. Such awards are contingent upon the attainment of certain earnings per share ('EPS') performance levels during the three-year period subsequent to grant (i.e., 1994-1996) and become payable in the year following the end of this three-year performance period. In January 1994, each of the executive officers named in the above Table received a targeted long-term grant, as set forth in column (b) above, based on the individual's position level and competitive compensation trends. The awards described in the Table are payable, based upon Warner-Lambert's achievement of a certain cumulative average EPS growth rate, compared to the median EPS growth of a select group of companies in the industries in which Warner-Lambert competes. Awards are payable at values ranging from zero to 200% (maximum level) of target levels. If minimum EPS performance levels are not attained over the three-year period, such long-term incentive awards will not be paid. In addition, the Compensation Committee has discretion to lower the amount of the payouts under appropriate circumstances. Awards may become non-contingent on a pro rata basis following a change in control of Warner-Lambert (as defined).

RETIREMENT BENEFITS

The following table sets forth the estimated aggregated annual benefits payable in the form of a straight life annuity by Warner-Lambert upon retirement at age 65 (exclusive of retirement benefits from Social Security) after a specified number of years of service, pursuant to the Warner-Lambert Company Retirement Plan (the 'Retirement Plan') and the Warner-Lambert Supplemental Pension Income Plan (the 'Supplemental Plan'). In the event of early retirement, the following amounts will be reduced by the annual retirement credits that would otherwise have been earned to normal retirement and further reduced in accordance with the early retirement reduction factors then in effect under the Retirement Plan and, where applicable, the Supplemental Plan. For purposes of determining the pension base, earnings of all executive officers included in the Summary Compensation Table on page 13 approximate the aggregate of amounts shown in columns (c) and
(d) of such Summary Compensation Table.

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                                                                       17

                               PENSION PLAN TABLE

                                                    YEARS OF SERVICE
- ------------------------------------------------------------------------------------------------------
REMUNERATION          15            20             25             30             35             40
- --------------     --------     ----------     ----------     ----------     ----------     ----------
  $  500,000       $211,040     $  267,520     $  268,000     $  268,480     $  272,053     $  310,436
     600,000        255,840        323,520        324,000        324,480        326,453        372,436
     700,000        300,640        379,520        380,000        380,480        380,960        434,436
     800,000        345,440        435,520        436,000        436,480        436,960        496,436
     900,000        390,240        491,520        492,000        492,480        492,960        558,436
   1,000,000        435,040        547,520        548,000        548,480        548,960        620,436
   1,100,000        479,840        603,520        604,000        604,480        604,960        682,436
   1,200,000        524,640        659,520        660,000        660,480        660,960        744,436
   1,300,000        569,440        715,520        716,000        716,480        716,960        806,436
   1,400,000        614,240        771,520        772,000        772,480        772,960        868,436
   1,500,000        659,040        827,520        828,000        828,480        828,960        930,436
   1,600,000        703,840        883,520        884,000        884,480        884,960        992,436
   1,700,000        748,640        939,520        940,000        940,480        940,960      1,054,436
   1,800,000        793,440        995,520        996,000        996,480        996,960      1,116,436
   1,900,000        838,240      1,051,520      1,052,000      1,052,480      1,052,960      1,178,436
   2,000,000        883,040      1,107,520      1,108,000      1,108,480      1,108,960      1,240,436
- ------------------------------------------------------------------------------------------------------

RETIREMENT PLAN
The Retirement Plan became effective January 1, 1957. The Retirement Plan is a defined benefit, career average plan which is periodically updated. Employees of Warner-Lambert and its participating subsidiaries are eligible to participate on the January 1 following the date of hire. Normal retirement age under the Retirement Plan is the later of age 65 or the completion of five years of service and early retirement may be taken the first of any month following the attainment of age 55 provided at least five years of service have been completed. If early retirement pension payments begin prior to age 62, the payments are reduced. The Retirement Plan provides that, in the event of a change in control of Warner-Lambert (as defined in such plan), (i) the benefits of participants will be afforded certain additional protection for a limited period of time and (ii) if certain actions are taken with respect to the Retirement Plan, any surplus assets then held in the trust will inure to the benefit of participants and their beneficiaries.
     The Retirement Plan provides that annual retirement income credit be determined based upon the following formula: 1.5% of annual creditable earnings as determined by an employee's January 1st base salary plus overtime and incentive awards paid. Credited years of service under the Retirement Plan, as of December 31, 1994, for each of the executive officers named in the Summary Compensation Table are: Melvin R. Goodes-28.4 years; Lodewijk J. R. de Vink-6.0 years; John F. Walsh-26.3 years; Joseph E. Smith-5.0 years; and Ernest J. Larini-18.0 years.

SUPPLEMENTAL PLAN
The Supplemental Plan became effective January 1, 1975. The Supplemental Plan was established to attract and retain officers and key employees in senior managerial positions by providing to such executives compensation in the form of supplemental pension income in amounts reasonably related to their compensation and length of service with Warner-Lambert. Normal retirement age under the Supplemental Plan is age 65 and early retirement may be taken the first of any month following the attainment of age 55 provided

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      18
at least five years of service have been completed. If early retirement pension payments begin prior to age 62, the payments are reduced. The annual benefit payable under the Supplemental Plan is calculated by multiplying the sum of (a) 3.36% for each year of service after attainment of age 45, up to 10 years; plus
(b) 2.24% for each year of service after attainment of age 45 in excess of 10 and up to 20 years times average final compensation (the total amount of an employee's compensation for the three calendar years during which such employee's compensation was the highest of the five-year period of service ending with such employee's early or normal retirement date, divided by three). Such amount is reduced by the benefit payable under the Retirement Plan and certain other retirement benefits including Social Security. The Supplemental Plan also provides for payment to eligible employees of amounts they would have received under the Retirement Plan in the absence of certain limitations imposed by the Employee Retirement Income Security Act of 1974 and subsequent legislation, and provides for payment to eligible employees of amounts they would have received under the Retirement Plan if deferred incentive awards had been included in creditable earnings under such plan. The Supplemental Plan provides that, in the event of a change in control of Warner-Lambert (as defined in such plan), (i) employees 55 years of age and older who meet certain salary level requirements and who would have become eligible to receive Supplemental Plan benefits upon retirement will receive such benefits upon retirement and
(ii) post-employment consulting requirements set forth in the Supplemental Plan would no longer be applicable. Credited years of service under the Supplemental Plan, as of December 31, 1994, for each of the executive officers named in the Summary Compensation Table are: Melvin R. Goodes-14.7 years; Lodewijk J. R. de Vink-4.8 years; John F. Walsh-7.5 years; Joseph E. Smith-5.8 years; and Ernest
J. Larini-6.8 years.

TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS AND MISCELLANEOUS POLICIES
Warner-Lambert has severance policies which provide for payments of up to twenty-four months' salary depending upon several factors, including age and length of service, subject to modifications made by the Warner-Lambert Executive Severance Plan (the 'Executive Severance Plan').
     The Executive Severance Plan provides benefits in the event of a change in control of Warner-Lambert (as defined in such plan) to those employees, essentially officers, who are subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended. A change in control is deemed to generally have occurred upon the acquisition of the voting power of 20% or more of Warner-Lambert's outstanding securities, a merger, consolidation, sale or disposition of substantially all of Warner-Lambert's assets or a change in more than half of Warner-Lambert's Board of Directors. The Executive Severance Plan provides for severance benefits, which are payable only if a participant leaves the employ of Warner-Lambert for any reason other than termination for just cause (as defined in such plan) within three years after a change in control, of thirty-six months' salary and bonus. The Executive Severance Plan also provides for limited rights ('Limited Rights') to participants in connection with outstanding stock options under Warner-Lambert's stock option plans which do not presently have stock appreciation rights. The Limited Rights provide for a cash payment to the holder upon a change in control equal to the amount by which the fair market value (as defined in such option plans) of a share of Common Stock exceeds the fair

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                                                                    19
market value of such a share on the date the stock option was granted, multiplied by the number of shares with respect to which the Limited Right applies. The Executive Severance Plan also provides special payments to participants in amounts sufficient to reimburse such participants for any federal excise tax or similar state or local tax which may be imposed with respect to payments received following a change in control. Warner-Lambert has also established an Enhanced Severance Plan, which is similar to the Executive Severance Plan, for all United States non-hourly employees who are not eligible to participate in the Executive Severance Plan.
     In addition, in the event of a change in control of Warner-Lambert (as defined), participants in the Warner-Lambert Savings and Stock Plan and the Warner-Lambert Incentive Compensation Plan are afforded certain additional protections and the benefits of participation in Warner-Lambert's Excess Savings Plan are payable immediately.
     In connection with the relocations of Mr. Joseph E. Smith, Vice President of Warner-Lambert, from Pennsylvania to New Jersey, and of Dr. Pedro M. Cuatrecasas, Vice President of Warner-Lambert, from North Carolina to Michigan, interest-free loans were granted in 1990. Each loan is secured by the real property owned by the executive officer. The current outstanding balances of the loans are $250,000 and $350,000, respectively.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
Warner-Lambert's executive compensation programs are designed to attract, retain and motivate the broad based executive talent required to achieve its business objectives and increase shareholder value. These programs are administered by the Compensation Committee of the Board of Directors which is comprised of the individuals listed below. These individuals are outside directors of the Company with responsibility for all compensation matters for Warner-Lambert's executive officers.

GENERAL
Total compensation for Warner-Lambert's executive officers consists of a base salary, annual cash bonus and long-term incentives, which include a cash performance bonus based upon the Company's three-year earnings per share growth and an equity component in the form of stock options and restricted stock. The annual bonus and long-term incentives introduce considerable risk to the total executive compensation package. These elements are variable, may fluctuate significantly from year to year and are directly tied to Company and individual performance.
     To ensure that Management's interest in the Company is aligned with those of its stockholders, a significant portion of executive compensation is delivered through the equity component. Stock options are used to provide an incentive that focuses attention on managing the Company from an owner's perspective and are tied to the long-term performance of Warner-Lambert. Restricted stock grants are used selectively to build stock ownership and promote a long-term focus by restricting the stock from being sold, transferred or assigned until the end of the specified vesting period when the restrictions lapse. The combination of stock options and restricted stock grants provides a level of risk and upside opportunity that encourages management performance in the achievement of the Company's long-term goals and objectives. To further promote an identification of the interests of Management with Warner-Lambert's stockholders, in 1994, the Committee

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      20
approved the establishment of formal stock ownership goals for key members of Management with the intent that each individual invest a certain dollar amount in shares of Warner-Lambert Common Stock.
     Warner-Lambert regularly reviews the competitiveness of its executive compensation programs within the industries in which it competes -- Pharmaceutical, Consumer Health Care and Confectionery. The companies in Warner-Lambert's compensation comparator group include the same companies that are in the industry peer group index in the Five-Year Total Cumulative Shareholder Return graph on page 25. In addition, the compensation comparator group also includes several leading consumer products companies which, in conjunction with the industry peer group, represent the broader marketplace for the Company's executive talent.
     Warner-Lambert targets a level of total compensation (base salary, annual bonus, stock awards and long-term bonuses) equal to the median total compensation of its comparator group for like jobs, adjusting for company size. In addition, with respect to stock awards, the Company's objective is to ensure that a significant portion of the executives' total compensation is derived from such long-term equity component. The total compensation package thus provides considerable risk and upside opportunity that encourages the executives' performance in the achievement of the Company's long-term goals and objectives. As a result, any loss realized below or gain realized above the comparator group median will be directly attributable to earnings performance and the value of the Company stock.
     The Committee has directed the Company's management to continue to review executive compensation arrangements and employee benefit plans in light of
Section 162(m) of the Internal Revenue Code ('Section 162(m)'), which establishes a limit on the deductibility of annual compensation for certain executive officers that exceeds $1,000,000. It is the general intention of the Committee to attempt to assure that executive compensation will meet the requirements for deductibility under Section 162(m). However, the Committee reserves the right to use its judgment, where merited by the Committee's need for flexibility to respond to changing business conditions or by an executive's individual performance, to nevertheless authorize compensation payments which may not, in a specific case, be fully deductible by the Company. The Committee will re-examine its policy with respect to Section 162(m) on an on-going basis.

1994 EXECUTIVE OFFICERS' COMPENSATION
In determining increases to executive officer compensation, the Committee considered Company performance, including both financial and nonfinancial indicators, individual performance, the business environment in which the Company operated and competitive compensation trends.
     Base salary increases were determined based upon individual performance, competitive compensation trends and a review of salaries for like jobs at the companies comprising Warner-Lambert's compensation comparator group.
     The maximum annual amount which may be set aside for payment of annual cash bonuses to eligible Company colleagues is first derived from a formula approved by stockholders which takes into account the Company's net profit for the year and the amount

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                                                                      21
of capital employed in the Company's business. The annual cash bonus that is actually paid to an individual executive officer is then determined by reviewing the performance of the business unit which the executive officer manages, including sales, profit and return on assets managed, and the executive officer's individual performance and position level within the Company. As a result of such review of business and individual performance for the year 1994, total bonus awards to the executive officers as a group increased by 20.2% from the prior year. A majority of each individual award was based on Company and business unit performance, with the remainder based on individual criteria.
     Long-term cash performance bonuses provide for cash dollar awards contingent on the attainment of certain earnings per share ('EPS') performance levels during the three-year period subsequent to the grant. At the beginning of each performance period, the executive officers receive a targeted long-term grant based on position level. The executive officers received a grant of these long-term cash performance bonuses in January, 1994. In 1994, the method of payment under the long-term bonus awards was modified. Prior to revision, these awards became payable at the end of the three-year performance period based upon the Company's achievement of a specific cumulative average EPS growth rate for the period. Following revision, these awards become payable at the end of such period based upon the Company's achievement of a certain cumulative average EPS growth rate, compared to the median EPS growth (based on ongoing operations) of a select group of companies in the industries in which the Company competes. Awards are payable at values ranging from zero to 200 percent of target levels, and pay out following the end of the three-year performance period after EPS performance of the long-term bonus award comparator group is calculated.
Outstanding long-term bonus grants that will become payable during the transition period (i.e., after 1994 and prior to 1997) will be paid in part in accordance with the former arrangement and in part in accordance with the current methodology. The Committee also has discretion to lower the amount of payouts with respect to such long-term awards under appropriate circumstances. For the three-year performance period ended December 31, 1994, the amount of long-term bonuses payable to the executive officers as a group will be determined following the appropriate calculations.
     The Company has established stock option award guidelines for each position level within the Company providing for a range from zero up to a maximum number of shares. Competitive data from the compensation comparator group, including information on the number of stock options granted at the comparator group companies, the percentage of compensation attributable to such stock option grants and the estimated value of such stock options, were used to develop these guidelines, which are reviewed periodically. The actual award granted to a Company executive is based upon the individual's overall job performance as well as specific contributions to Company performance for the year. While factors such as Company performance are considered in determining the amount of the stock option grant, the individual's current performance and contributions to Company performance are the primary determinants in these deliberations. In October, 1994, in accordance with the above criteria, the executive officers received stock options which are exercisable ratably over the next four years.

    [LOGO]
      22

1994 CEO COMPENSATION
As a result of Mr. Goodes' appointment as Chairman of the Board and Chief Executive Officer, he received an employment agreement with Warner-Lambert which expires May 1, 2000, and is discussed on page 14. The following is a description of the decisions with regard to Mr. Goodes' 1994 compensation.
     In February, 1994, Mr. Goodes received a base salary increase of 5.5%. This increase was arrived at after considering Mr. Goodes' 1993 job performance as well as his compensation relative to his peers at Warner-Lambert's compensation comparator companies. Mr. Goodes' salary increase does not affect the other elements of his compensation. Mr. Goodes' employment agreement provides for a minimum annual salary that may be increased annually at the discretion of the Committee, based upon the average salary increase of those Company officers whose names appear in the Annual Report. The salary for Mr. Goodes reported in the Summary Compensation Table on page 13 reflects the salary actually paid to Mr. Goodes in 1994. Effective February, 1995, the Committee increased Mr. Goodes' salary by 9.2%, thus establishing a new minimum annual salary under the terms of his employment agreement.
     In October, 1994, Mr. Goodes received an annual stock option grant of 45,000 shares. These options were issued at the fair market value on the date of the grant and are exercisable ratably over the next four years. In January, 1995, Mr. Goodes received an annual cash bonus of $820,000, compared to an annual cash bonus of $586,000 received in January, 1994. Mr. Goodes' long-term cash performance bonus, which is based upon the Company's achievement of a certain cumulative average EPS growth rate for the three years 1992, 1993 and 1994, and the position level held by Mr. Goodes at the beginning of this three-year performance period, will be paid in 1995, following the appropriate calculations of the 1994 earnings per share for each of the companies in the long-term bonus award comparator group.
     In considering Mr. Goodes' 1994 stock option grant, annual bonus and base salary increase in February, 1995, the Committee considered several Company financial performance measures for 1994, including sales, profits, earnings per share and return on assets managed, which measures met expectations, as well as Mr. Goodes' individual performance during the year. Mr. Goodes' total annual compensation for 1994 increased by 19.9%, and his annual stock option grant in 1994 was equal to the annual stock option grant he received in 1993.
     In determining Mr. Goodes' compensation, the Committee did not attach specific weights or values to the various factors considered. The Committee considered the significant progress made in resolving the issues related to manufacturing procedures employed at Warner-Lambert's pharmaceutical facilities in Puerto Rico and the United States. In addition, the Committee noted that, despite the erosion of market share of the Company's lipid regulator drug Lopid'r', 1994 sales and profit targets were achieved; and that the annual increase in the stock value of Warner-Lambert's Common Stock exceeded the growth of the Standard & Poor's 500 Stock Index, the Dow Jones Industrial Average and the average stock price growth of Warner-Lambert's industry peer group. The Committee also considered key decisions and actions taken by Mr. Goodes to ensure the Company's long-term profitability and growth, such as the continued restructuring of the Company's pharmaceutical business in response to changes in the industry in order to remain competitive, several major transactions, including continued expansion of the joint ventures

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                                                                        23
with Wellcome plc and Glaxo Holdings plc for the development and marketing of consumer health care products, the acquisition of a major Italian confectionery business and the creation of a joint venture in China to produce confectionery and consumer health care products, and the introduction of several new consumer products, such as Silk Effects'r' women's wet-shave system, a line of herbal throat drops, a roll candy with real fruit juice and Freshburst Listerine'r' Antiseptic mouthwash.

COMPENSATION COMMITTEE MEMBERS
Donald C. Clark, Chairman
John A. Georges
William R. Howell
Lawrence G. Rawl

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     24

PERFORMANCE GRAPH
The graph set forth below compares the yearly percentage change in Warner-Lambert's cumulative total shareholder return on its Common Stock to the cumulative total return of the Standard & Poor's 500 Stock Index (the 'S&P 500') and of a peer group index comprised of Abbott Laboratories, American Home Products Corporation, Bristol-Myers Squibb Company, Eli Lilly and Company, Johnson & Johnson, Merck & Co., Inc., Pfizer Inc., Schering-Plough Corporation and The Upjohn Company:

                               WARNER-LAMBERT COMPANY
                       Cumulative Total Shareholder Return for
                      Five-Year Period Ending December 31, 1994*

                                [PERFORMANCE GRAPH]


- ---------------------------------------------------------------------------------------
  December 31...              1989      1990      1991      1992      1993      1994
Warner-Lambert               100.00    119.83    141.22    129.75    131.02    154.57
Peer Group                   100.00    117.58    186.18    156.03    145.96    164.98
S&P 500                      100.00     96.89    126.28    135.88    149.52    151.55
- ---------------------------------------------------------------------------------------

* Assumes that the value of the investment in Warner-Lambert Common Stock and each index was $100 on December 31, 1989 and that all dividends were reinvested.


                                                                   [LOGO]
                                                                     25

BOARD OF DIRECTORS' PROPOSAL RELATING TO
APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The firm of Price Waterhouse LLP has audited the consolidated financial statements of Warner-Lambert for many years and the Audit Committee has recommended, and the Board of Directors has approved, the appointment of this firm to continue such services for the year 1995. Accordingly, the Board of Directors recommends that the appointment of the firm of Price Waterhouse LLP to audit the consolidated financial statements of Warner-Lambert and its subsidiaries for the year 1995 be approved.

     A representative of Price Waterhouse LLP will be present at the meeting to answer any questions by stockholders relating to its audit of the consolidated financial statements of Warner-Lambert for 1994 and other appropriate questions. The aggregate fees for worldwide audit services in connection with the 1994 audit performed by Price Waterhouse LLP for Warner-Lambert were approximately $3,800,000. The representative of Price Waterhouse LLP will be permitted to make a statement should that firm desire to do so.

     Approval of the foregoing will require the affirmative vote of a majority of the votes cast. The persons named in the enclosed form of Proxy have advised that it is their intention to vote each Proxy for such proposal, unless a contrary decision is indicated on the Proxy.

RESOLUTION PROPOSED BY STOCKHOLDER  --
OPPOSED BY THE BOARD OF DIRECTORS

Warner-Lambert has been informed by Ms. Josephine P. Laitman, 31 Roberts Circle, Basking Ridge, New Jersey 07920, holder of 2,000 shares of Common Stock, that she will introduce at the meeting the resolution and statement in support thereof set forth below.

PROPOSAL: TO TERMINATE RETIREMENT PLAN FOR NON-EMPLOYEE
          DIRECTORS AS COST REDUCTION INITIATIVE

The Company retirement plan for non-employee directors with five years or more of Board service allows, at age 70, an annual retirement income equalling 100% of the director's last annual fee.

RESOLVED:   That the stock  holders of  Warner-Lambert Company assembled  in person  and by  proxy hereby  recommend that  the Board  of Directors withdraw  the retirement  plan and the
            Group Life Insurance,  Medical, Dental  and Accidental Death  and Dismemberment  plans thus making such plans unavailable to current and future non-employee directors.
REASON:     Non-employee directors are more than adequately compensated by Warner-Lambert.

SUPPORTING STATEMENT:

          a) At present the non-employee director receives an annual fee of $30,000.00 as well as $1,000.00 for attendance at each meeting OR participation at special meetings.

          b) Each non-employee director receives the annual dividends on the grant of 2,000 shares of Warner-Lambert -- currently a total of $4,560.00 per year.

          c) Each non-employee director receives $100,000.00 of group life insurance plus medical, dental, and accidental death and dismemberment benefits, the cost of which has not been enumerated.

          d) Currently, each non-employee director, after ten years of service, will receive full vesting in 2,000 shares of Common Stock of the Company -- current worth approximately $160,000.00 or an additional average annual compensation of $16,000.00.

    [LOGO]
      26

          e) After five years of service and at age 70, each non-employee director receives a life annuity equal to the annual fee -- currently $30,000.00 per year. The approximate current cost of this life annuity is $250,000.00. Assuming an average of 10 years of service for each director, this amounts to an additional annual compensation of $25,000.00.
          f) The total compensation would therefore average out over a 10 year period to $85,560.00 per year, exclusive of the group life, medical and dental benefits, and participation fees and expenses.
          This amount is overly excessive, especially when one considers the further points that:
          1. The non-employee director is already eligible or will be eligible to receive a major pension benefit as well as group life, medical and dental benefits from his primary employer.
          2. The rate of the pension benefit (100% of annual fees after five years or 20% per year) far exceeds the normal rate of pension benefits for employees (1 1/2% per year).
          3. The average non-employee director already serves on the Board of Directors of 3.4 additional commercial companies and is eligible to receive a similar set of benefits from many of these companies.
          4. The cancellation of these benefits would still mean that each non-employee director would be receiving $60,560.00 per year exclusive of any additional participation fees.
          As a first time proposal in 1994, this garnered an unprecedented 27,486,741 approving votes, exceeding 27% of votes cast. By voting in favor of this proposal, the stockholders of Warner-Lambert can not only stop this profligate use of company assets but send a strong message to Corporate America that the corporate welfare system, like the government welfare system, must become accountable to those who pay for it.

    THE  BOARD  OF  DIRECTORS  IS   NOT  RESPONSIBLE  FOR,  AND  DISCLAIMS   ANY
RESPONSIBILITY FOR, SUCH STATEMENT OF SUCH STOCKHOLDER AND RECOMMENDS THAT THE STOCKHOLDERS VOTE AGAINST THE FOREGOING RESOLUTION.

    It is in the best interests of Warner-Lambert and its stockholders to attract and retain directors who are leaders in their respective fields, whether in business, academia, the medical/scientific area, government or otherwise. In addition, we recognize that Warner-Lambert and its stockholders are served well by directors who represent a broad cross section of experience in a number of disciplines and who bring to the Board a diversity of experience.
    The Company's directors are responsible for the business and affairs of the Company and for the Company's overall performance. The Board meets ten times each year; and, in addition, each non-employee director is a member of two or more Committees of the Board that also meet several times during the year. Each director is expected to analyze and understand numerous complex issues facing the Company and to be an involved and active member in discussing and resolving those issues. Furthermore, each director must be responsive to the Company's stockholders, the regulatory agencies that govern the Company, such as the Securities and Exchange Commission, and the public, in general.
    In order to attract and retain high-quality outside directors who are able to handle the challenging demands of the Board of Directors, it is necessary to provide a compensation package that is competitive with that of companies similar to Warner-Lambert. In addition to an annual retainer and meeting fees, non-employee directors of companies similar to

                                                                     [LOGO]
                                                                        27

Warner-Lambert also receive certain benefits. Although the value of the several benefits that comprise outside directors' compensation may vary from company to company, recent surveys of major U.S. companies, which include many of the companies with which Warner-Lambert competes, indicate that Warner-Lambert's total compensation package for its outside directors is competitive.

     In reviewing  director  compensation,  a  recent  study  conducted  by  The
Conference Board indicated that 88% of the companies surveyed provide their outside directors with retirement benefits. The provisions of the Company's Retirement Plan for Directors are similar in nature to the plans that are currently in place at companies that compete with Warner-Lambert for director talent. If the Company's Retirement Plan for Directors were eliminated, we believe that the Company would be placed at a disadvantage with respect to other similar companies, and the Company's ability to attract and retain high-caliber directors would be impeded.

     It should be noted that, although the provisions of the Company's plan allow for payment of a retirement benefit after five years of service on the Board, many of the Company's outside directors standing for re-election have had a much longer tenure on the Board, with the average number of years of service at ten years. Furthermore, the plan provides that a director must reach the age of 70 years before receiving any benefits under the plan.

     With respect to the group life insurance, medical, dental and accidental death and dismemberment benefits provided to Warner-Lambert's directors, the cost to the Company is not significant. In addition, the amount of the premiums is treated as imputed income to the director who elects to participate in those benefits. Furthermore, by providing such benefits to our outside directors, the Company is able to attract individuals who are self-employed or are employed by not-for-profit organizations or educational institutions and, thus, bring together directors with a diversity of experience.

     Accordingly, the Board of Directors recommends a vote AGAINST the foregoing proposal. Approval of the proposal will require the affirmative vote of a majority of the votes cast. The persons named in the enclosed form of Proxy have advised that it is their intention to vote each Proxy against the foregoing proposal, unless a contrary direction is indicated on the Proxy.

STOCKHOLDER PROPOSALS

From time to time stockholders present proposals which may be proper subjects for inclusion in the Proxy Statement and for consideration at the annual meeting. In order to be considered, such proposals must be submitted on a timely basis. Proposals for the 1996 annual stockholders' meeting must be received at Warner-Lambert's principal executive offices no later than November 7, 1995. Any such proposals, as well as any questions relating thereto, should be directed to the Secretary of Warner-Lambert.

OTHER INFORMATION

The cost of the solicitation of Proxies by the Board of Directors will be borne by Warner-Lambert. Such solicitation will be made by mail, and, in addition, may be made by officers and employees of Warner-Lambert, personally or by telephone or telegram. Forms of Proxies and proxy materials may also be distributed, at the expense of Warner-Lambert, through brokers, custodians and other like parties to the beneficial owners of Common Stock of Warner-Lambert. Warner-Lambert has also retained Kissel-Blake Inc. to aid in solicitation of Proxies at an anticipated cost not in excess of $13,500.

    [LOGO]
      28

[LOGO]
WARNER-LAMBERT COMPANY
MORRIS PLAINS, NEW JERSEY 07950
(201) 540-2000


['RECYCLED' LOGO] Printed on Recycled Paper

                              STATEMENT OF DIFFERENCES
                              ------------------------

The registered trademark symbol shall be expressed as 'r'

                                     APPENDIX 1
                                    FC PROXY CARD


                                  WARNER-LAMBERT COMPANY
            PROXY FOR THE ANNUAL MEETING TO BE HELD AT 10:30 O'CLOCK, EASTERN
                  DAYLIGHT SAVING TIME, TUESDAY MORNING, APRIL 25, 1995.
          THE PARSIPPANY HILTON HOTEL, ONE HILTON COURT, PARSIPPANY, NEW JERSEY






P             Melvin  R. Goodes, Lodewijk  J. R. de Vink  and Ernest J. Larini
R         and each  of  them, with  full  power of  substitution,  are  hereby
O         authorized  to represent  and to  vote and  act with  respect to all
X         stock of the undersigned  at the Annual  Meeting of Stockholders  of
Y Warner-Lambert Company on April 25, 1995, and any adjournment or adjournments thereof, as designated herein upon the proposals set forth herein and, in their discretion, upon such other matters as may properly be brought before the meeting.

          Nominees for election to the Board of Directors:   Change of Address

B. C. Ames, D. C. Clark, L.J.R. de Vink,                        -----------------------------------------
J. A. Georges, M. R. Goodes, W. H. Gray III,                    -----------------------------------------
W. R. Howell, L. D. Leffall, Jr., P. S.  Longe,                 -----------------------------------------
L. G. Rawl,  M. I. Sovern and J.D. Williams                     -----------------------------------------
                                                               (If you have written in the above space,
                                                               please mark the corresponding box on the
                                                               reverse side of this card)

PLEASE  VOTE, SIGN  AND DATE  THIS PROXY AND  RETURN IT  PROMPTLY IN THE
ENCLOSED ENVELOPE.  NO  POSTAGE IS  REQUIRED  IF MAILED  IN  THE  UNITED
STATES.
                                                        SEE REVERSE SIDE

 [x]  Please mark your votes as in this example.                            0110

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION. When properly executed it will be voted as directed by the stockholder but, unless otherwise specified, it will be voted FOR the election of Directors, FOR proposal (2) and AGAINST proposal (3).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE                                      THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL (2).                           AGAINST PROPOSAL(3).
1.Election of   FOR  WITHHELD  2.Price Waterhouse LLP  FOR  AGAINST  ABSTAIN  3.Proposal relating to   FOR  AGAINST  ABSTAIN
  Directors.    [ ]   [  ]        as independent       [ ]    [  ]    [   ]     directors'             [ ]    [  ]    [  ]
  (see reverse)                   accountants                                   compensation


For, except vote withheld from the following nominee(s):

- ----------------------------------------------------------

                                         PLEASE SEND AN ADMITTANCE CARD. [ ]

                                         CHANGE OF ADDRESS ON REVERSE SIDE. [  ]


SIGNATURE(S)___________________________________________________  DATE__________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                     APPENDIX 2
                       FC (UNEXCHANGED SHAREHOLDERS) PROXY CARD


                                     [BLUE STRIPE]
                                  WARNER-LAMBERT COMPANY
            PROXY FOR THE ANNUAL MEETING TO BE HELD AT 10:30 O'CLOCK, EASTERN
                  DAYLIGHT SAVING TIME, TUESDAY MORNING, APRIL 25, 1995.
          THE PARSIPPANY HILTON HOTEL, ONE HILTON COURT, PARSIPPANY, NEW JERSEY






P             Melvin  R. Goodes, Lodewijk  J. R. de Vink  and Ernest J. Larini
R         and each  of  them, with  full  power of  substitution,  are  hereby
O         authorized  to represent  and to  vote and  act with  respect to all
X         stock of the undersigned  at the Annual  Meeting of Stockholders  of
Y Warner-Lambert Company on April 25, 1995, and any adjournment or adjournments thereof, as designated herein upon the proposals set forth herein and, in their discretion, upon such other matters as may properly be brought before the meeting.

          Nominees for election to the Board of Directors:   Change of Address

B. C. Ames, D. C. Clark, L.J.R. de Vink,                        -----------------------------------------
J. A. Georges, M. R. Goodes, W. H. Gray III,                    -----------------------------------------
W. R. Howell, L. D. Leffall, Jr., P. S.  Longe,                 -----------------------------------------
L. G. Rawl,  M. I. Sovern and J.D. Williams                     -----------------------------------------
                                                               (If you have written in the above space,
                                                               please mark the corresponding box on the
                                                               reverse side of this card)


PLEASE  VOTE, SIGN  AND DATE  THIS PROXY AND  RETURN IT  PROMPTLY IN THE
ENCLOSED ENVELOPE.  NO  POSTAGE IS  REQUIRED  IF MAILED  IN  THE  UNITED
STATES.
                                                        SEE REVERSE SIDE

 [x]  Please mark your votes as in this example.                            0110

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION. When properly executed it will be voted as directed by the stockholder but, unless otherwise specified, it will be voted FOR the election of Directors, FOR proposal (2) and AGAINST proposal (3).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE                                      THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL (2).                           AGAINST PROPOSAL(3).
1.Election of   FOR  WITHHELD  2.Price Waterhouse LLP  FOR  AGAINST  ABSTAIN  3.Proposal relating to   FOR  AGAINST  ABSTAIN
  Directors     [ ]   [  ]        as independent       [ ]    [  ]    [  ]      directors'             [ ]    [  ]     [  ]
 (see reverse)                    accountants                                   compensation

For, except vote withheld from the following nominee(s):

- ---------------------------------------------------------

                                         PLEASE SEND AN ADMITTANCE CARD. [ ]

                                         CHANGE OF ADDRESS ON REVERSE SIDE. [  ]


SIGNATURE(S)___________________________________________________  DATE__________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                     APPENDIX 3
                                    KB PROXY CARD


                                  WARNER-LAMBERT COMPANY
            PROXY FOR THE ANNUAL MEETING TO BE HELD AT 10:30 O'CLOCK, EASTERN
                  DAYLIGHT SAVING TIME, TUESDAY MORNING, APRIL 25, 1995.
          THE PARSIPPANY HILTON HOTEL, ONE HILTON COURT, PARSIPPANY, NEW JERSEY






P             Melvin  R. Goodes, Lodewijk  J. R. de Vink  and Ernest J. Larini
R         and each  of  them, with  full  power of  substitution,  are  hereby
O         authorized  to represent  and to  vote and  act with  respect to all
X         stock of the undersigned  at the Annual  Meeting of Stockholders  of
Y Warner-Lambert Company on April 25, 1995, and any adjournment or adjournments thereof, as designated herein upon the proposals set forth herein and, in their discretion, upon such other matters as may properly be brought before the meeting.

          Nominees for election to the Board of Directors:   Change of Address

B. C. Ames, D. C. Clark, L.J.R. de Vink,                        -----------------------------------------
J. A. Georges, M. R. Goodes, W. H. Gray III,                    -----------------------------------------
W. R. Howell, L. D. Leffall, Jr., P. S.  Longe,                 -----------------------------------------
L. G. Rawl,  M. I. Sovern and J.D. Williams                     -----------------------------------------
                                                               (If you have written in the above space,
                                                               please mark the corresponding box on the
                                                               reverse side of this card)

PLEASE  VOTE, SIGN  AND DATE  THIS PROXY AND  RETURN IT  PROMPTLY IN THE
ENCLOSED ENVELOPE.  NO  POSTAGE IS  REQUIRED  IF MAILED  IN  THE  UNITED
STATES.
                                                        SEE REVERSE SIDE

 [x]  Please mark your votes as in this example.                            0110

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE CORPORATION. When properly executed it will be voted as directed by the stockholder but, unless otherwise specified, it will be voted FOR the election of Directors, FOR proposal (2) and AGAINST proposal (3).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE                                     THE BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE ELECTION OF DIRECTORS AND FOR PROPOSAL (2).                          AGAINST PROPOSAL(3).
1.Election of   FOR  WITHHELD  2.Price Waterhouse LLP  FOR  AGAINST  ABSTAIN  3.Proposal relating to   FOR  AGAINST  ABSTAIN
  Directors     [ ]    [  ]       as independent       [ ]    [  ]     [  ]     directors'             [ ]    [  ]    [  ]
  (see reverse)                   accountants                                   compensation


For, except vote withheld from the following nominee(s):

- -------------------------------------------------------

                                         PLEASE SEND AN ADMITTANCE CARD. [ ]

                                         CHANGE OF ADDRESS ON REVERSE SIDE. [  ]


SIGNATURE(S)___________________________________________________  DATE__________

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.